27,410
26,718
26,190
25,714
2021

4Q 2021 Earnings Release and Supplemental Information

Quarter Ended December 31, 2021

CyrusOne

4Q 2021 Earnings Release and Supplemental Information

Table of Contents

Earnings Release	3
Company Profile	8
Summary of Financial Data	9
Condensed Consolidated Statements of Operations	10
Condensed Consolidated Balance Sheets	11
Condensed Consolidated Statements of Operations (5 quarters)	12
Condensed Consolidated Balance Sheets (5 quarters)	13
Condensed Consolidated Statements of Cash Flows	14
Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA	15
Reconciliation of Net Income (Loss) to FFO and Normalized FFO	16
Market Cap Summary, Reconciliation of Net Debt and Interest Summary	17
Debt Schedule and Debt Covenants	18
Colocation Square Footage (CSF) and CSF Leased	19
Data Center Portfolio	20
Land Available for Future Development	22
Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers	23
Customer Sector Diversification	24
Lease Distribution	25
Lease Expirations	26

Quarter Ended December 31, 2021

CyrusOne Reports Fourth Quarter and Full Year 2021 Earnings
Signed $104.3 Million in Annualized GAAP Revenue and 101 Megawatts in 4Q’21

DALLAS (February 16, 2022) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced fourth quarter and full year 2021 earnings.

Highlights

Category	4Q’21	vs. 4Q’20	FY’21	vs. FY’20
Revenue	$318.4 million	19%	$1,205.7 million	17%
Net (loss) income	$(7.0) million	n/m	$25.3 million	(39)%
Adjusted EBITDA	$148.4 million	9%	$579.8 million	8%
Normalized FFO	$123.9 million	8%	$494.4 million	8%
Net (loss) income per diluted common share	$(0.06)	n/m	$0.20	(43)%
Normalized FFO per diluted common share	$0.97	3%	$3.99	2%

•Leased 101 megawatts (“MW”) and 530,000 colocation square feet (“CSF”) in the fourth quarter, totaling $104.3 million in annualized GAAP revenue, all quarterly company records
•Backlog of approximately $177 million in annualized GAAP revenue as of the end of the fourth quarter
•Settled forward sale agreements in the fourth quarter that were entered into in 2020 and 2021, resulting in net proceeds of approximately $190 million, which were used for general corporate purposes
–The Company has approximately $113 million in remaining available forward equity
•On November 15, 2021, the Company, KKR and Global Infrastructure Partners (“GIP”) announced a definitive agreement pursuant to which KKR and GIP will acquire all outstanding shares of common stock of CyrusOne (the “Merger”)
–CyrusOne stockholders approved the Merger on February 1, 2022
•As previously announced, subsequent to the end of the quarter CyrusOne entered into a definitive agreement with DataBank Holdings Ltd. for the sale of the Company’s four Houston data center assets
–Total consideration for the transaction will be approximately $670 million, subject to a net working capital adjustment, with proceeds from the sale expected to fund future development projects
–The third quarter 2021 annualized run-rate cash NOI represented by these properties, including the future first-year lease payments that will be made by CyrusOne, aggregate $34.8 million, implying a transaction cap rate of 5.19%
“We closed out 2021 with the strongest leasing quarter in the history of the company, with demand driven primarily by hyperscale customers across our U.S. markets, and we are well positioned for continued growth with a company-record quarter-end backlog totaling more than $175 million in annualized revenue” said David Ferdman, interim president and chief executive officer of CyrusOne. “We are also excited to execute on our capital recycling initiative, further optimizing our portfolio as we redeploy capital into accretive developments across core markets with diverse hyperscale and enterprise demand in the U.S. and Europe.”

Fourth Quarter 2021 Financial Results

Revenue was $318.4 million for the fourth quarter, compared to $268.4 million for the same period in 2020, an increase of 19%. The increase in revenue was driven primarily by a 10% increase in occupied CSF and higher metered power reimbursements.

Net loss was $(7.0) million for the fourth quarter, compared to Net income of $19.0 million in the same period in 2020. Net loss for the fourth quarter included $20.9 million in Transaction, acquisition, integration and other related expenses associated with the pending Merger. Additionally, General and administrative expenses for the fourth quarter of 2021 included $5.8 million related to losses in Frankfurt, London, and Paris for settlements with subcontractors associated with the insolvency of a general contractor. These impacts were partially offset by a $12.4 million gain associated with a change in fair value on the undesignated portion of the Company’s net investment hedge (compared to a $4.1 million gain in the fourth quarter of 2020) as well as a $3.2 million gain related to the sale of certain Texas fiber connectivity assets. Additionally, in the fourth quarter of 2020, the Company recognized a $19.7 million gain on the Company’s equity investment in GDS Holdings Limited. Net loss per diluted common share1 was $(0.06) in the fourth quarter of 2021, compared to Net income per diluted common share of $0.15 in the same period in 2020.

Net operating income (“NOI”)2 was $178.3 million for the fourth quarter, compared to $158.1 million in the same period in 2020, an increase of 13%. Adjusted EBITDA3 was $148.4 million for the fourth quarter, compared to $135.9 million in the same period in 2020, an increase of 9%.

Normalized Funds From Operations (“Normalized FFO”)4 was $123.9 million for the fourth quarter, compared to $114.3 million in the same period in 2020, an increase of 8%. Normalized FFO per diluted common share was $0.97 in the fourth quarter of 2021, compared to $0.94 in the same period in 2020, an increase of 3%.

Leasing Activity

CyrusOne leased approximately 101 MW of power and 530,000 CSF in the fourth quarter, representing approximately $8.7 million in monthly recurring rent, inclusive of the monthly impact of installation charges. The leasing for the quarter represents approximately $104.3 million in annualized GAAP revenue5, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 83 months (6.9 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 52 months (taking into consideration the impact of the backlog). Recurring rent churn percentage6 for the fourth quarter was 0.3%, compared to 0.9% for the same period in 2020.

Percentage CSF Leased

In the fourth quarter, the Company completed construction on 48,000 CSF and 9 MW of power capacity across Northern Virginia and London. Percentage CSF leased7 as of the end of the fourth quarter was 86% for stabilized properties8 and 83% overall.

Balance Sheet and Liquidity

As of December 31, 2021, the Company had gross asset value9 totaling approximately $9.6 billion, an increase of approximately 11% over gross asset value as of December 31, 2020. CyrusOne had $3.53 billion of long-term debt10, $346 million of cash and cash equivalents, and approximately $1.39 billion available under its unsecured revolving credit facility as of December 31, 2021. Net debt10 was $3.34 billion as of December 31, 2021, representing approximately 22% of the Company's total enterprise value as of December 31, 2021 of $15.0 billion. This represented approximately 5.4x Adjusted EBITDA for the last quarter annualized (after further adjusting net debt to reflect the pro forma impact of settlement of the forward sale agreements). Available liquidity11 was $1.85 billion as of December 31, 2021.

During the fourth quarter of 2021, the Company settled forward sale agreements entered into in 2020 and 2021, resulting in net proceeds of approximately $190 million, which were used for general corporate purposes. The Company has approximately $113 million in remaining available forward equity (no portion of these forward sale agreements has been settled as of February 16, 2022). As of December 31, 2021, there was approximately $513 million in remaining availability under the ATM equity program.

Dividend

On October 27, 2021, the Company announced a dividend of $0.52 per share of common stock for the fourth quarter of 2021. The dividend was paid on January 7, 2022, to stockholders of record at the close of business on January 3, 2022.

Additionally, as permitted by the terms of Merger agreement, today the Company is announcing a dividend of $0.52 per share of common stock for the first quarter of 2022. The dividend will be paid on April 8, 2022, to stockholders of record at the close of business on March 28, 2022. The dividend is conditioned upon and will only be payable if the merger has not closed prior to the close of business on the record date.

Safe Harbor

This release and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our and our customers’ respective businesses and industries, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, (i) risks related to the pending Merger, including but not limited to that the Merger may not be completed in a timely manner or at all and the failure to realize the anticipated benefits of the Merger; (ii) risks related to the sale of the Company’s four Houston data center assets, including but not limited to that the sale may not be completed in a timely manner or at all and the failure to realize the anticipated benefits of the sale; (iii) the Merger or asset sale diverting management’s attention from the Company’s ongoing business operations; (iv) the potential widespread and highly uncertain impact of public health outbreaks, epidemics and pandemics, such as the COVID-19 pandemic; (v) loss of key customers; (vi) indemnification and liability provisions as well as service level commitments in our contracts with customers imposing significant costs on us in the event of losses; (vii) economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve; (viii) risks related to the development of our properties including, without limitation, obtaining applicable permits, power and connectivity, and our ability to successfully lease those properties; (ix) weakening in the fundamentals for data center real estate, including but not limited to, increased competition, falling market rents, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications; (x) loss of access to key third-party service providers and suppliers; (xi) risks of loss of power or cooling which may interrupt our services to our customers; (xii) inability to identify and complete acquisitions and operate acquired properties; (xiii) our failure to obtain necessary outside financing on favorable terms, or at all;

(xiv) restrictions in the instruments governing our indebtedness; (xv) risks related to environmental, social and governance matters; (xvi) unknown or contingent liabilities related to our acquisitions; (xvii) significant competition in our industry; (xviii) recent turnover, or the further loss of, any of our key personnel; (xix) risks associated with real estate assets and the industry; (xx) failure to maintain our status as a REIT (as defined below) or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended; (xxi) REIT distribution requirements could adversely affect our ability to execute our business plan; (xxii) insufficient cash available for distribution to stockholders; (xxiii) future offerings of debt may adversely affect the market price of our common stock; (xxiv) increases in market interest rates will increase our borrowing costs and may drive potential investors to seek higher dividend yields and reduce demand for our common stock; (xxv) market price and volume of stock could be volatile; (xxvi) risks related to regulatory changes impacting our customers and demand for colocation space in particular geographies; (xxvii) our international activities, including those conducted as a result of land acquisitions and with respect to leased land and buildings, are subject to special risks different from those faced by us in the United States; (xxviii) expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations; (xxix) a failure to comply with anti-corruption laws and regulations; (xxx) legislative or other actions relating to taxes; (xxxi) any significant security breach or cyber-attack on us or our key partners or customers; (xxxii) the ongoing trade conflict between the United States and the People’s Republic of China; (xxxiii) increased operating costs and capital expenditures at our facilities, including those resulting from higher utilization by our customers, general market conditions and inflation, exceeding revenue growth; and (xxxiv) other factors affecting the real estate and technology industries generally. More information on potential risks and uncertainties is available in our recent filings with the Securities and Exchange Commission (SEC), including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

Use of Non-GAAP Financial Measures and Other Metrics

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than, or a substitute for, comparable GAAP financial measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.

Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI, which are non-GAAP financial measures commonly used in the real estate investments trusts (REIT) industry, as supplemental performance measures. Management uses these measures as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, these measures are used by investors as a basis to evaluate REITs. Other REITs may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to Net (loss) income presented in accordance with GAAP as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.

1Net (loss) income per diluted common share is defined as Net (loss) income divided by the weighted average diluted common shares outstanding for the period, which were 127.9 million for the fourth quarter of 2021 and 120.6 million for the fourth quarter of 2020.
2We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.
We calculate NOI as Net (loss) income, adjusted for Sales and marketing expenses, General and administrative expenses, Depreciation and amortization expenses, Transaction, acquisition, integration and other related expenses, Interest expense, net, Gain on marketable equity investment, Loss on early extinguishment of debt, Impairment losses and loss on asset disposals, Foreign currency and derivative (gains) losses, net, Other (expense) income and Income tax benefit. Amortization of deferred leasing costs is presented in Depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these Sales and marketing expenses from our NOI calculation, consistent with the treatment of General and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to Net (loss) income presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends and make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
3Adjusted EBITDA, which is a non-GAAP financial measure, is defined as Net (loss) income as defined by GAAP adjusted for Interest expense, net; Income tax (benefit) expense; Depreciation and amortization expenses; Impairment losses and loss on asset disposals; Transaction, acquisition, integration and other related expenses; Legal claim costs; Stock-based compensation expense; Cash severance and management transition costs; Severance-related stock compensation costs; Loss on early extinguishment of debt; Gain on marketable equity investment; Foreign currency and derivative (gains) losses, net and Other expense (income). Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.

4We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.
We calculate FFO as Net (loss) income computed in accordance with GAAP before Real estate depreciation and amortization and Impairment losses and loss on asset disposals. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.
We calculate Normalized FFO as FFO adjusted for Loss on early extinguishment of debt; Gain on marketable equity investment; Foreign currency and derivative (gains) losses, net; New accounting standards and regulatory compliance and the related system implementation costs; Amortization of tradenames; Transaction, acquisition, integration and other related expenses; Cash severance and management transition costs; Severance-related stock compensation costs; and Legal claim costs. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.
In addition, because FFO and Normalized FFO exclude Real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to Net (loss) income presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn percentage is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
7Percentage CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF. Percentage CSF leased differs from percentage CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
9Gross asset value is defined as total assets plus accumulated depreciation.
10Long-term debt and net debt exclude adjustments for deferred financing costs and bond discounts / premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities, offset by cash and cash equivalents.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne’s revolving credit facility, plus the pro forma impact of the net proceeds from the settlement of the forward sale agreements. In addition, pursuant to the Merger Agreement, we have agreed to various specific restrictions relating to the conduct of our business between the date of the Merger Agreement and the time at which the Merger becomes effective, including but not limited to, agreeing to not to (i) issue or sell shares of our capital stock, partnership interests or other equity or voting interests, (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of us and our wholly owned subsidiaries and (iii) incur or assume any indebtedness, in each case subject to the terms of the Merger Agreements and any exceptions set forth therein.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a premier global REIT specializing in design, construction and operation of more than 50 high-performance data centers worldwide. The Company provides mission-critical facilities that ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies.
A leader in hybrid-cloud and multi-cloud deployments, CyrusOne offers colocation, hyperscale, and build-to-suit environments that help customers enhance the strategic connection of their essential data infrastructure and support achievement of sustainability goals. CyrusOne data centers offer world-class flexibility, enabling clients to modernize, simplify, and rapidly respond to changing demand. Combining exceptional financial strength with a broad global footprint, CyrusOne provides customers with long-term stability and strategic advantage at scale.

# # #

Investor Relations
Michael Schafer
Senior Vice President, Finance
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 50 data centers worldwide.

•Best-in-Class Sales Force
•Flexible Solutions that Scale as Customers Grow
•Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks
•Focus on Operational Excellence and Superior Customer Service
•Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot
•National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2850 N. Harwood St., Ste. 2200	David Ferdman, Interim President & CEO	Brent Behrman, EVP of Sales
Dallas, Texas 75201	Katherine Motlagh, EVP & Chief Financial Officer	Matt Pullen, EVP & Managing Director, Europe
Phone: (972) 350-0060	John Hatem, EVP & Chief Operating Officer	Robert M. Jackson, EVP General Counsel & Secretary
Website: www.cyrusone.com

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	December 31,	September 30,	December 31,	Growth %
	2021	2021	2020	Yr/Yr
Revenue	$318.4	$304.1	$268.4	19%
Net operating income	178.3	170.7	158.1	13%
Net (loss) income	(7.0)	6.7	19.0	n/m
Funds from Operations ("FFO") - Nareit defined	115.3	132.3	135.1	(15)%
Normalized Funds from Operations ("Normalized FFO")	123.9	127.2	114.3	8%
Weighted average number of common shares outstanding - diluted for Normalized FFO	127.9	124.3	120.6	6%
Net (loss) income per share - basic	$(0.06)	$0.05	$0.15	n/m
Net (loss) income per share - diluted	$(0.06)	$0.05	$0.15	n/m
Normalized FFO per diluted common share	$0.97	$1.02	$0.94	3%
Adjusted EBITDA	$148.4	$149.2	$135.9	9%
Adjusted EBITDA as a % of Revenue	46.6%	49.1%	50.6%	(4.0) pts

	As of
	December 31,	September 30,	December 31,	Growth %
	2021	2021	2020	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$7,762.0	$7,635.4	$7,033.4	10%
Accumulated depreciation	(2,184.1)	(2,080.4)	(1,767.9)	24%
Total investment in real estate, net	5,577.9	5,555.0	5,265.5	6%
Cash and cash equivalents	346.3	456.4	271.4	28%
Market value of common equity	11,623.6	9,824.4	8,810.4	32%
Long-term debt	3,534.4	3,559.0	3,446.1	3%
Net debt	3,345.0	3,259.8	3,203.8	4%
Total enterprise value	14,968.6	13,084.2	12,014.2	25%
Net debt to LQA Adjusted EBITDA(a)	5.4x	5.0x	5.0x	0.4x

Dividend Activity
Dividends per share	$0.52	$0.52	$0.51	2%

Portfolio Statistics
Data centers	55	56	53	4%
Stabilized CSF (000)	4,833	4,789	4,398	10%
Stabilized CSF % leased	86%	86%	87%	(1) pts
Total CSF (000)	5,094	5,050	4,665	9%
Total CSF % leased	83%	84%	84%	(1) pts
Total GSF (000)	8,646	8,601	8,038	8%

(a) Adjusted to reflect the pro forma impact of the net proceeds from the settlement of the forward sale agreements.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2021	2020	$	%	2021	2020	$	%
Revenue(a)	$318.4	$268.4	$50.0	19%	$1,205.7	$1,033.5	$172.2	17%
Operating expenses:
Property operating expenses	140.1	110.3	29.8	27%	531.1	411.6	119.5	29%
Sales and marketing	3.8	5.3	(1.5)	(28)%	14.9	18.3	(3.4)	(19)%
General and administrative	31.5	22.4	9.1	41%	101.9	99.3	2.6	3%
Depreciation and amortization	126.6	118.5	8.1	7%	499.2	449.4	49.8	11%
Transaction, acquisition, integration and other related expenses	20.9	1.5	19.4	n/m	21.3	3.7	17.6	n/m
Impairment losses and (gain) loss on asset disposals, net	(2.7)	—	(2.7)	n/m	(2.0)	11.1	(13.1)	n/m
Total operating expenses	320.2	258.0	258.0	24%	1,166.4	993.4	173.0	17%
Operating (loss) income	(1.8)	10.4	(208.0)	n/m	39.3	40.1	(0.8)	(2)%
Interest expense, net	(17.4)	(14.5)	(2.9)	20%	(64.6)	(57.7)	(6.9)	12%
Gain on marketable equity investment	—	19.7	(19.7)	(100)%	2.4	89.5	(87.1)	(97)%
Loss on early extinguishment of debt	—	—	—	n/m	—	(6.5)	6.5	(100)%
Foreign currency and derivative gains (losses), net	12.4	4.1	8.3	n/m	43.6	(27.6)	71.2	n/m
Other expense	(0.2)	—	(0.2)	n/m	(0.3)	—	(0.3)	n/m
Net (loss) income before income taxes	(7.0)	19.7	(222.5)	n/m	20.4	37.8	(17.4)	(46)%
Income tax (expense) benefit	—	(0.7)	0.7	(100)%	4.9	3.6	1.3	36%
Net (loss) income	$(7.0)	$19.0	$(26.0)	n/m	$25.3	$41.4	$(16.1)	(39)%
Net (loss) income per share - basic	$(0.06)	$0.15	$(0.21)	n/m	$0.20	$0.35	$(0.15)	(43)%
Net (loss) income per share - diluted	$(0.06)	$0.15	$(0.21)	n/m	$0.20	$0.35	$(0.15)	(43)%

(a) Revenue includes metered power reimbursements of $70.4 million and $44.9 million for the three months ended December 31, 2021 and 2020, respectively, and includes metered power reimbursements of $259.0 million and $161.4 million for the twelve months ended December 31, 2021 and 2020, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	December 31,	Change
	2021	2020	$	%
Assets
Investment in real estate:
Land	$210.5	$208.8	$1.7	1%
Buildings and improvements	2,344.0	2,035.2	308.8	15%
Equipment	4,140.3	3,538.9	601.4	17%
Gross operating real estate	6,694.8	5,782.9	911.9	16%
Less accumulated depreciation	(2,184.1)	(1,767.9)	(416.2)	24%
Net operating real estate	4,510.7	4,015.0	495.7	12%
Construction in progress, including land under development	765.9	982.2	(216.3)	(22)%
Land held for future development	301.3	268.3	33.0	12%
Total investment in real estate, net	5,577.9	5,265.5	312.4	6%
Cash and cash equivalents	346.3	271.4	74.9	28%
Rent and other receivables (net of allowance for doubtful accounts of $1.4 and $3.5 as of December 31, 2021 and 2020, respectively)	420.4	334.2	86.2	26%
Restricted cash	1.3	1.5	(0.2)	(13)%
Operating lease right-of-use assets, net	143.7	211.4	(67.7)	(32)%
Equity investments	30.3	67.1	(36.8)	(55)%
Goodwill	455.1	455.1	—	—%
Intangible assets (net of accumulated amortization of $280.1 and $249.3 as of December 31, 2021 and 2020, respectively)	124.8	157.8	(33.0)	(21)%
Other assets	352.2	133.4	218.8	n/m
Total assets	$7,452.0	$6,897.4	$554.6	8%
Liabilities and equity
Debt	$3,492.9	$3,409.0	$83.9	2%
Finance lease liabilities	156.9	29.1	127.8	n/m
Operating lease liabilities	178.8	249.1	(70.3)	(28)%
Construction costs payable	129.7	133.0	(3.3)	(2)%
Accounts payable and accrued expenses	192.8	151.3	41.5	27%
Dividends payable	68.1	63.3	4.8	8%
Deferred revenue and prepaid rents	235.0	174.1	60.9	35%
Deferred tax liability	39.8	53.0	(13.2)	(25)%
Other liabilities	34.3	77.3	(43.0)	(56)%
Total liabilities	4,528.3	4,339.2	189.1	4%
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 129,554,609 and 120,442,521 shares issued and outstanding at December 31, 2021 and 2020, respectively	1.3	1.2	0.1	8%
Additional paid in capital	4,145.1	3,537.3	607.8	17%
Accumulated deficit	(1,200.1)	(966.6)	(233.5)	24%
Accumulated other comprehensive loss	(22.6)	(13.7)	(8.9)	65%
Total stockholders’ equity	2,923.7	2,558.2	365.5	14%
Total liabilities and equity	$7,452.0	$6,897.4	$554.6	8%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	December 31	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Revenue(a)	$318.4	$304.1	$284.6	$298.6	$268.4
Operating expenses:
Property operating expenses	140.1	133.4	121.8	135.8	110.3
Sales and marketing	3.8	3.6	3.7	3.8	5.3
General and administrative	31.5	30.8	16.6	23.0	22.4
Depreciation and amortization	126.6	127.5	123.7	121.4	118.5
Transaction, acquisition, integration and other related expenses	20.9	0.2	0.1	0.1	1.5
Impairment losses and (gain) loss on asset disposals, net	(2.7)	0.1	0.1	0.5	—
Total operating expenses	320.2	295.6	266.0	284.6	258.0
Operating (loss) income	(1.8)	8.5	18.6	14.0	10.4
Interest expense, net	(17.4)	(17.3)	(14.8)	(15.1)	(14.5)
Gain on marketable equity investment	—	—	—	2.4	19.7
Foreign currency and derivative gains, net	12.4	14.4	1.4	15.4	4.1
Other (expense) income	(0.2)	0.1	(0.1)	(0.1)	—
Net (loss) income before income taxes	(7.0)	5.7	5.1	16.6	19.7
Income tax benefit (expense)	—	1.0	2.3	1.6	(0.7)
Net (loss) income	$(7.0)	$6.7	$7.4	$18.2	$19.0
Net (loss) income per share - basic	$(0.06)	$0.05	$0.06	$0.15	$0.15
Net (loss) income per share - diluted	$(0.06)	$0.05	$0.06	$0.15	$0.15

(a) Revenue includes metered power reimbursements of $70.4 million, $62.5 million, $53.0 million, $73.1 million and $44.9 million for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Assets
Investment in real estate:
Land	$210.5	$211.6	$212.8	$207.3	$208.8
Buildings and improvements	2,344.0	2,336.3	2,253.8	2,046.6	2,035.2
Equipment	4,140.3	4,064.7	3,869.0	3,596.5	3,538.9
Gross operating real estate	6,694.8	6,612.6	6,335.6	5,850.4	5,782.9
Less accumulated depreciation	(2,184.1)	(2,080.4)	(1,977.8)	(1,867.5)	(1,767.9)
Net operating real estate	4,510.7	4,532.2	4,357.8	3,982.9	4,015.0
Construction in progress, including land under development	765.9	729.8	917.3	1,053.3	982.2
Land held for future development	301.3	293.0	265.9	262.3	268.3
Total investment in real estate, net	5,577.9	5,555.0	5,541.0	5,298.5	5,265.5
Cash and cash equivalents	346.3	456.4	369.7	240.9	271.4
Rent and other receivables, net	420.4	409.2	409.4	389.8	334.2
Restricted cash	1.3	24.3	24.8	1.4	1.5
Operating lease right-of-use assets, net	143.7	148.5	155.0	239.7	211.4
Equity investments	30.3	30.3	30.0	22.9	67.1
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	124.8	132.7	141.2	149.2	157.8
Other assets	352.2	128.0	115.0	114.3	133.4
Total assets	$7,452.0	$7,339.5	$7,241.2	$6,911.8	$6,897.4
Liabilities and equity
Debt	$3,492.9	$3,515.1	$3,541.6	$3,337.4	$3,409.0
Finance lease liabilities	156.9	157.2	162.8	28.6	29.1
Operating lease liabilities	178.8	183.9	190.5	277.9	249.1
Construction costs payable	129.7	104.6	157.7	137.5	133.0
Accounts payable and accrued expenses	192.8	192.1	147.7	168.9	151.3
Dividends payable	68.1	66.3	63.6	62.0	63.3
Deferred revenue and prepaid rents	235.0	227.9	217.1	183.2	174.1
Deferred tax liability	39.8	41.9	45.3	48.2	53.0
Other liabilities	34.3	45.0	58.3	53.3	77.3
Total liabilities	4,528.3	4,534.0	4,584.6	4,297.0	4,339.2
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 129,554,609 and 120,442,521 shares issued and outstanding at December 31, 2021 and 2020, respectively	1.3	1.3	1.2	1.2	1.2
Additional paid in capital	4,145.1	3,952.7	3,731.3	3,628.6	3,537.3
Accumulated deficit	(1,200.1)	(1,125.3)	(1,066.1)	(1,010.2)	(966.6)
Accumulated other comprehensive loss	(22.6)	(23.2)	(9.8)	(4.8)	(13.7)
Total stockholders' equity	2,923.7	2,805.5	2,656.6	2,614.8	2,558.2
Total liabilities and equity	$7,452.0	$7,339.5	$7,241.2	$6,911.8	$6,897.4

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
(Unaudited)

	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020
Cash flows from operating activities:
Net income (loss)	$25.3	$41.4	$(7.0)	$19.0
Adjustments to reconcile Net income (loss) to Net cash provided by operating activities
Depreciation and amortization	499.2	449.4	126.6	118.5
(Recovery)/provision for bad debt expense	(1.5)	1.7	(0.5)	1.4
Gain on marketable equity investment	(2.4)	(89.5)	—	(19.7)
Foreign currency and derivative (gains) losses, net	(43.6)	27.6	(12.4)	(4.1)
Proceeds from swap terminations	—	2.9	—	—
Impairment losses and (gain) loss on asset disposals, net	(2.0)	11.1	(2.7)	—
Loss on early extinguishment of debt	—	6.5	—	—
Interest expense amortization, net	7.8	6.8	2.1	1.6
Stock-based compensation expense	22.6	18.4	5.4	4.7
Deferred income tax (benefit) expense	(9.0)	(6.9)	(1.0)	0.2
Operating lease cost	20.8	20.4	5.5	5.4
Other expense (income)	0.2	0.1	0.4	(0.5)

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(111.8)	(58.0)	(21.2)	(28.9)
Accounts payable and accrued expenses	33.8	39.0	(9.1)	17.0
Deferred revenue and prepaid rents	62.5	8.8	8.2	6.5
Operating lease liabilities	(24.3)	(23.4)	(6.1)	(6.7)
Net cash provided by operating activities	477.6	456.3	88.2	114.4
Cash flows from investing activities:
Investments in real estate	(727.0)	(910.5)	(146.8)	(218.3)
Deposits for contract obligations	(193.4)	—	(193.4)	—
Proceeds from sale of equity investments	46.6	144.1	—	112.3
Equity investments	(7.4)	(6.5)	—	—
Proceeds from the sale of real estate assets	5.6	0.5	1.2	0.2
Net cash used in investing activities	(875.6)	(772.4)	(339.0)	(105.8)
Cash flows from financing activities:
Issuance of common stock, net	597.7	325.7	189.8	(0.2)
Dividends paid	(253.9)	(236.2)	(66.0)	(61.5)
Proceeds from revolving credit facility	173.4	763.7	—	168.2
Repayments of revolving credit facility	(610.5)	(966.1)	—	0.6
Proceeds from Euro bond	603.1	553.5	—	(7.7)
Proceeds from unsecured term loan	—	1,100.0	—	—
Repayments of unsecured term loan	—	(1,400.0)	—	—
Proceeds from issuance of senior notes	—	395.2	—	—
Payment of deferred financing costs	(5.1)	(16.4)	(0.1)	(1.3)
Payments on finance lease liabilities	(4.4)	(3.5)	(0.9)	(1.5)
Tax payment upon exercise of equity awards	(12.4)	(8.7)	(2.8)	(0.1)
Net cash provided by financing activities	487.9	507.2	120.0	96.5
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15.2)	4.1	(2.3)	9.9
Net increase (decrease) in cash, cash equivalents and restricted cash	74.7	195.2	(133.1)	115.0
Cash, cash equivalents and restricted cash at beginning of period	272.9	77.7	480.7	157.9
Cash, cash equivalents and restricted cash at end of period	$347.6	$272.9	$347.6	$272.9

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $20.0 million and $22.6 million in 2021 and 2020, respectively	$73.6	$62.4	$27.8	$26.1
Cash paid for income taxes	4.5	3.7	0.5	0.5
Non-cash investing and financing activities:
Construction costs payable	129.7	133.0	129.7	133.0
Dividends payable	68.1	63.3	68.1	63.3

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2021	2020	$	%	2021	2020	$	%
Net (loss) income	$(7.0)	$19.0	$(26.0)	n/m	$25.3	$41.4	$(16.1)	(39)%
Sales and marketing expenses	3.8	5.3	(1.5)	(28)%	14.9	18.3	(3.4)	(19)%
General and administrative expenses	31.5	22.4	9.1	41%	101.9	99.3	2.6	3%
Depreciation and amortization expenses	126.6	118.5	8.1	7%	499.2	449.4	49.8	11%
Transaction, acquisition, integration and other related expenses	20.9	1.5	19.4	n/m	21.3	3.7	17.6	n/m
Interest expense, net	17.4	14.5	2.9	20%	64.6	57.7	6.9	12%
Gain on marketable equity investment	—	(19.7)	19.7	(100)%	(2.4)	(89.5)	87.1	(97)%
Loss on early extinguishment of debt	—	—	—	n/m	—	6.5	(6.5)	(100)%
Impairment losses and (gain) loss on asset disposals, net	(2.7)	—	(2.7)	n/m	(2.0)	11.1	(13.1)	n/m
Foreign currency and derivative (gains) losses, net	(12.4)	(4.1)	(8.3)	n/m	(43.6)	27.6	(71.2)	n/m
Other expense	0.2	—	0.2	n/m	0.3	—	0.3	n/m
Income tax expense (benefit)	—	0.7	(0.7)	(100)%	(4.9)	(3.6)	(1.3)	36%
Net Operating Income	$178.3	$158.1	$20.2	13%	$674.6	$621.9	$52.7	8%

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2020	$	%	2021	2021	2021	2021	2020
Net Operating Income
Revenue	$1,205.7	$1,033.5	$172.2	17%	$318.4	$304.1	$284.6	$298.6	$268.4
Property operating expenses	531.1	411.6	119.5	29%	140.1	133.4	121.8	135.8	110.3
Net Operating Income (NOI)	$674.6	$621.9	$52.7	8%	$178.3	$170.7	$162.8	$162.8	$158.1
NOI as a % of Revenue	56.0%	60.2%			56.0%	56.1%	57.2%	54.5%	58.9%
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$25.3	$41.4	$(16.1)	(39)%	$(7.0)	$6.7	$7.4	$18.2	$19.0
Interest expense, net	64.6	57.7	6.9	12%	17.4	17.3	14.8	15.1	14.5
Income tax (benefit) expense	(4.9)	(3.6)	(1.3)	36%	—	(1.0)	(2.3)	(1.6)	0.7
Depreciation and amortization expenses	499.2	449.4	49.8	11%	126.6	127.5	123.7	121.4	118.5
Impairment losses and (gain) loss on asset disposals	(2.0)	11.1	(13.1)	n/m	(2.7)	0.1	0.1	0.5	—
EBITDA (Nareit definition)(a)	$582.2	$556.0	$26.2	5%	$134.3	$150.6	$143.7	$153.6	$152.7

Transaction, acquisition, integration and other related expenses	21.3	3.7	17.6	n/m	20.9	0.2	0.1	0.1	1.5
Legal claim (gain) costs	(4.9)	0.3	(5.2)	n/m	—	—	(4.9)	—	—
Stock-based compensation expense	18.1	15.5	2.6	17%	5.4	4.0	4.3	4.4	4.4
Cash severance and management transition costs	4.3	14.1	(9.8)	(70)%	—	4.4	—	(0.1)	0.9
Severance-related stock compensation costs	4.5	2.9	1.6	55%	—	4.5	—	—	0.2
Loss on early extinguishment of debt	—	6.5	(6.5)	(100)%	—	—	—	—	—
Gain on marketable equity investment	(2.4)	(89.5)	87.1	(97)%	—	—	—	(2.4)	(19.7)
Foreign currency and derivative (gains) losses, net	(43.6)	27.6	(71.2)	n/m	(12.4)	(14.4)	(1.4)	(15.4)	(4.1)
Other expense (income)	0.3	—	0.3	n/m	0.2	(0.1)	0.1	0.1	—
Adjusted EBITDA	$579.8	$537.1	$42.7	8%	$148.4	$149.2	$141.9	$140.3	$135.9
Adjusted EBITDA as a % of Revenue	48.1%	52.0%			46.6%	49.1%	49.9%	47.0%	50.6%
(a)We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP Net income (loss) plus Interest expense, net, Income tax (benefit) expense, Depreciation and amortization expenses and Impairment losses and loss (gain) on asset disposals. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Twelve Months Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2020	$	%	2021	2021	2021	2021	2020
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$25.3	$41.4	$(16.1)	(39)%	$(7.0)	$6.7	$7.4	$18.2	$19.0
Real estate depreciation and amortization	491.0	440.1	50.9	12%	125.0	125.5	121.5	119.0	116.1
Impairment losses and (gain) loss on asset disposals, net	(2.0)	11.1	(13.1)	n/m	(2.7)	0.1	0.1	0.5	—
Funds from Operations ("FFO") - Nareit defined	$514.3	$492.6	$21.7	4%	$115.3	$132.3	$129.0	$137.7	$135.1

Loss on early extinguishment of debt	—	6.5	(6.5)	(100)%	—	—	—	—	—
Gain on marketable equity investment	(2.4)	(89.5)	87.1	(97)%	—	—	—	(2.4)	(19.7)
Foreign currency and derivative (gains) losses, net	(43.6)	27.6	(71.2)	n/m	(12.4)	(14.4)	(1.4)	(15.4)	(4.1)
Amortization of tradenames	0.9	1.2	(0.3)	(25)%	0.1	0.2	0.3	0.3	0.4
Transaction, acquisition, integration and other related expenses	21.3	3.7	17.6	n/m	20.9	0.2	0.1	0.1	1.5
Cash severance and management transition costs	4.3	14.1	(9.8)	(70)%	—	4.4	—	(0.1)	0.9
Severance-related stock compensation costs	4.5	2.9	1.6	55%	—	4.5	—	—	0.2
Legal claim (gain) costs	(4.9)	0.3	(5.2)	n/m	—	—	(4.9)	—	—
Normalized Funds from Operations (Normalized FFO)	$494.4	$459.4	$35.0	8%	$123.9	$127.2	$123.1	$120.2	$114.3
Normalized FFO per diluted common share	$3.99	$3.90	$0.09	2%	$0.97	$1.02	$1.00	$1.00	$0.94
Weighted average diluted common shares outstanding	123.9	117.6	6.3	5%	127.9	124.3	122.7	120.5	120.6

Additional Information:
Amortization of deferred financing costs and bond premium / discount	7.8	6.8	1.0	15%	2.1	2.2	1.9	1.6	1.6
Stock-based compensation expense	18.1	15.5	2.6	17%	5.4	4.0	4.3	4.4	4.4
Non-real estate depreciation and amortization	7.3	8.1	(0.8)	(10)%	1.6	1.7	1.8	2.2	2.0
Straight line rent adjustments(a)	(5.4)	(15.0)	9.6	(64)%	1.2	(4.6)	(3.2)	1.2	(8.0)
Straight line rental expense adjustments	0.7	(0.5)	1.2	n/m	—	(0.1)	0.6	0.2	0.1
Above and below market rent amortization	(0.3)	(0.3)	—	—%	(0.1)	(0.1)	—	(0.1)	(0.1)
Deferred tax benefit	(9.0)	(7.1)	(1.9)	27%	(1.0)	(2.1)	(3.3)	(2.6)	(0.2)
Deferred revenue, primarily installation revenue(b)	59.2	2.6	56.6	n/m	5.9	29.4	15.1	8.8	2.3
Leasing commissions	(22.0)	(15.2)	(6.8)	45%	(8.5)	(4.5)	(5.1)	(3.9)	(4.3)
Recurring capital expenditures	(24.4)	(13.8)	(10.6)	77%	(10.7)	(7.2)	(3.9)	(2.6)	(0.8)

(a)Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt and Interest Summary
(Unaudited)
    Market Capitalization (as of December 31, 2021)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of December 31, 2021	Market Value Equivalents (in millions)
Common shares	129,554,609	$89.72	$11,623.6
Net Debt			3,345.0
Total Enterprise Value (TEV)			$14,968.6

    Reconciliation of Net Debt

	December 31,	September 30,	December 31,
(dollars in millions)	2021	2021	2020
Long-term debt(a)	$3,534.4	$3,559.0	$3,446.1
Finance lease liabilities	156.9	157.2	29.1
Less:
Cash and cash equivalents	(346.3)	(456.4)	(271.4)
Net Debt	$3,345.0	$3,259.8	$3,203.8
(a)     Excludes adjustment for deferred financing costs and unamortized bond discounts.

    Interest Summary

	Three Months Ended
	December 31,	September 30,	December 31,	% Change
(dollars in millions)	2021	2021	2020	Yr/Yr
Interest expense and fees, net	$19.7	$19.9	$18.5	6%
Amortization of deferred financing costs and bond premium / discount	2.1	2.2	1.6	31%
Capitalized interest	(4.4)	(4.8)	(5.6)	(21)%
Total interest expense, net	$17.4	$17.3	$14.5	20%

CyrusOne Inc.
Debt Schedule and Debt Covenants
(Unaudited)

    Debt Schedule (as of December 31, 2021)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - USD(a)	—	USD LIBOR + 100 bps	March 2025(b)
Term loan(c)	800.0	USD LIBOR + 120 bps(d)	March 2025(e)
2.900% USD senior notes due 2024	600.0	2.900%	November 2024
1.450% EUR senior notes due 2027(f)	567.2	1.450%	January 2027
1.125% EUR senior notes due 2028(f)	567.2	1.125%	May 2028
3.450% USD senior notes due 2029	600.0	3.450%	November 2029
2.150% USD senior notes due 2030	400.0	2.150%	November 2030
Total long-term debt(g)	$3,534.4	2.04%(h)

Weighted average term of debt(b)(e):	5.4	years
(a)Revolving credit facility includes 0.20% facility fee on entire revolving credit facility commitment of $1.4 billion.
(b)Assuming exercise of 12-month extension option.
(c)$500 million of $800 million synthetically converted into €451 million pursuant to a USD-EUR cross currency swap; $300 million swapped pursuant to USD floating to fixed interest rate swap.
(d)Interest rate as of December 31, 2021: 1.31%; weighted average interest rate pursuant to swaps: 1.34%.
(e)Assumes exercise of two 12-month extension options on $100 million tranche.
(f)Amount outstanding is USD-equivalent of €500 million.
(g)Excludes adjustment for deferred financing costs and unamortized bond discounts.
(h)Weighted average interest rate calculated using interest rate on swapped amount.

    Debt Covenants - Senior Notes (as of December 31, 2021)

Ratios	Requirement	December 31, 2021
Total Outstanding Indebtedness to Total Assets	≤ 60%	42%
Secured Indebtedness to Total Assets	≤ 40%	2%
Consolidated EBITDA to Interest Expense	≥ 1.50x	6.81x
Total Unencumbered Assets to Unsecured Indebtedness	≥ 150%	243%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of December 31, 2021		As of September 30, 2021		As of December 31, 2020
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,308	89%	1,268	92%	1,166	93%
Phoenix	643	97%	643	97%	581	95%
Dallas	621	70%	621	70%	621	70%
San Antonio	434	97%	434	97%	434	97%
Cincinnati	405	69%	405	68%	402	71%
New York Metro	349	68%	349	68%	290	79%
Houston	308	51%	308	51%	308	62%
Chicago	203	81%	203	81%	203	79%
Austin	106	68%	106	68%	106	76%
Raleigh-Durham	94	100%	94	100%	94	94%
Council Bluffs, Iowa	42	15%	42	15%	42	15%
Total - Domestic	4,512	81%	4,472	82%	4,246	83%
Frankfurt	268	99%	268	99%	229	99%
London	175	100%	167	99%	148	83%
Dublin	76	100%	76	100%	—	—%
Amsterdam	39	100%	39	100%	39	100%
Paris	26	100%	26	100%	—	—%
Singapore	—	—%	3	20%	3	20%
Total - International	582	100%	578	99%	419	93%
Total - Portfolio	5,094	83%	5,050	84%	4,665	84%
Stabilized Properties(c)	4,833	86%	4,789	86%	4,398	87%

(a)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment. May not sum to total due to rounding.
(b)CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(c)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc. - Data Center Portfolio
As of December 31, 2021 (Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Avail. for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$97,792	428	77%	77%	83	47%	133	644	—	60
Northern Virginia - Sterling V	Northern Virginia	73,518	383	99%	99%	11	100%	145	539	231	69
Northern Virginia - Sterling VI	Northern Virginia	66,641	272	100%	100%	35	—%	—	307	—	57
Frankfurt II	Frankfurt	52,169	90	100%	100%	9	100%	72	171	10	35
Frankfurt III	Frankfurt	48,541	124	100%	100%	19	100%	115	258	—	44
Somerset I	New York Metro	43,880	169	91%	91%	27	100%	149	344	28	25
Northern Virginia - Sterling II	Northern Virginia	43,520	159	100%	100%	9	100%	55	223	—	30
San Antonio III	San Antonio	34,707	132	100%	100%	9	100%	43	184	—	24
London II*	London	30,796	81	100%	100%	10	100%	94	184	—	28
Phoenix - Chandler VI	Phoenix	30,170	148	100%	100%	7	100%	32	187	59	24
Chicago - Aurora I	Chicago	29,515	113	98%	98%	34	100%	223	371	27	52
Frankfurt I	Frankfurt	27,937	53	97%	97%	8	91%	57	118	—	18
Dallas - Lewisville*	Dallas	27,127	114	74%	79%	11	57%	54	180	—	21
Cincinnati - North Cincinnati	Cincinnati	26,980	68	100%	100%	45	80%	53	166	59	14
Phoenix - Chandler V	Phoenix	26,018	143	95%	99%	2	97%	25	170	13	27
Cincinnati - 7th Street***	Cincinnati	24,546	197	47%	47%	6	68%	175	378	46	17
Totowa - Madison**	New York Metro	23,612	51	74%	74%	22	89%	59	133	—	12
Phoenix - Chandler I	Phoenix	22,312	74	99%	99%	35	11%	39	147	31	12
Austin III	Austin	21,809	62	59%	59%	15	96%	21	98	67	11
Raleigh-Durham I	Raleigh-Durham	21,223	94	100%	100%	16	100%	82	192	235	14
Phoenix - Chandler II	Phoenix	21,078	74	100%	100%	6	53%	26	105	—	12
Houston - Houston West II	Houston	20,743	80	67%	67%	4	97%	55	139	11	12
London I*	London	20,117	46	100%	100%	12	56%	58	115	—	17
Northern Virginia - Sterling III	Northern Virginia	19,913	79	100%	100%	7	100%	34	120	—	15
San Antonio I	San Antonio	19,665	44	98%	98%	6	83%	46	96	11	12
Phoenix - Chandler III	Phoenix	19,400	68	100%	100%	2	—%	30	101	—	18
Northern Virginia - Sterling IV	Northern Virginia	18,713	81	100%	100%	7	100%	34	122	—	15
Houston - Houston West I	Houston	18,478	112	48%	48%	11	100%	37	161	3	32
Northern Virginia - Sterling I	Northern Virginia	17,694	78	89%	89%	6	63%	49	132	—	12
San Antonio II	San Antonio	17,339	64	100%	100%	11	100%	41	117	—	12
San Antonio V	San Antonio	17,097	134	90%	90%	14	100%	38	187	1	21
Wappingers Falls I**	New York Metro	16,833	37	62%	62%	20	86%	15	72	—	7
London III*	London	16,255	39	100%	100%	4	100%	49	91	—	12
Austin II	Austin	14,815	44	81%	81%	2	81%	22	68	—	6
Northern Virginia - Sterling IX	Northern Virginia	13,313	91	100%	100%	8	100%	2	101	—	12
San Antonio IV	San Antonio	13,059	60	100%	100%	12	100%	27	99	—	12
Phoenix - Chandler IV	Phoenix	12,978	73	100%	100%	3	100%	27	103	—	12
Florence	Cincinnati	11,445	53	99%	99%	47	87%	40	140	—	9
Dublin	Dublin	9,703	76	100%	100%	10	100%	33	119	76	12
Chicago - Aurora II (DH #1)	Chicago	9,655	77	60%	60%	45	2%	14	136	27	16
Houston - Galleria	Houston	9,250	63	37%	37%	23	21%	25	112	—	11
Cincinnati - Hamilton*	Cincinnati	9,196	47	65%	65%	1	100%	35	83	—	9
Houston - Houston West III	Houston	8,851	53	50%	50%	10	13%	32	95	2	6
Norwalk I**	New York Metro	7,337	17	100%	100%	10	100%	41	68	83	6
London - Great Bridgewater**	London	6,357	10	91%	91%	—	—%	1	11	—	1
Paris I	Paris	5,706	26	100%	100%	4	100%	15	45	201	6
Dallas - Allen (DH #1)	Dallas	5,365	79	24%	24%	—	—%	58	137	204	6
Stamford - Riverbend**	New York Metro	4,961	20	22%	22%	—	—%	8	28	—	5
Cincinnati - Mason	Cincinnati	4,701	34	100%	100%	26	98%	17	78	—	4
Amsterdam I	Amsterdam	4,253	39	100%	100%	15	100%	40	94	207	4
Phoenix - Chandler VII	Phoenix	3,703	62	71%	71%	10	21%	38	110	—	15
Chicago - Lombard	Chicago	2,381	14	50%	50%	4	79%	12	30	29	2
Totowa - Commerce**	New York Metro	811	—	—%	—%	20	45%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	435	6	36%	36%	7	100%	2	15	—	1
Stabilized Properties - Total		$1,174,411	4,833	86%	86%	780	69%	2,632	8,246	1,661	941

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2021
(Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$1,174,411	4,833	86%	86%	780	69%	2,632	8,246	1,661	941

Pre-Stabilized Properties(b)
Northern Virginia - Sterling VIII	Northern Virginia	13,453	61	59%	59%	4	—%	25	90	—	12
Northern Virginia - Sterling IX	Northern Virginia	6,380	104	43%	44%	1	—%	68	173	32	21
Council Bluffs I	Iowa	2,085	42	12%	15%	14	—%	18	73	42	5
Somerset (DH #12 and #13)	New York Metro	—	54	—%	—%	9	—%	—	63	—	5
All Properties - Total		$1,196,329	5,094	83%	83%	809	67%	2,743	8,646	1,736	984

*    Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.
**    Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
(b)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2021 multiplied by 12. For the month of December 2021, customer reimbursements were $268.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2020 through December 31, 2021, customer reimbursements under leases with separately metered power constituted between 14.9% and 22.5% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2021 was $1,195.9 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.
(e)Percent occupied is determined based on CSF billed to customers under signed leases as of December 31, 2021 divided by total CSF. Leases signed but that have not commenced billing as of December 31, 2021 are not included.
(f)Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(g)Represents the GSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.
(h)Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of December 31, 2021 divided by total Office & Other space. Leases signed but not commenced as of December 31, 2021 are not included.
(i)Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(j)Represents the GSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.
(k)Represents space that is under roof that could be developed in the future for GSF, rounded to the nearest 1,000.
(l)Critical power capacity represents the gross aggregate of UPS power installed and available to provide multiple redundancy levels for lease and exclusive use by customers. Capacity is stated in megawatts as represented by UPS manufacturer nameplate ratings and does not include ancillary UPS capacity not configured for the direct support of leased customer critical IT load (e.g. dedicated office power, office disaster recovery UPS, or UPS utilized by CyrusOne for infrastructure control circuits). Does not sum to total due to rounding.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of December 31, 2021 (Unaudited)

	As of
Market	December 31, 2021
Amsterdam	8
Austin	22
Chicago	23
Cincinnati	98
Council Bluffs, Iowa	10
Dallas	57
Dublin	15
Frankfurt	18
Houston	20
London	33
Madrid	5
Northern Virginia	8
Phoenix	96
Quincy, Washington	48
San Antonio	22
Santa Clara	23
Total Available(a)	505
Book Value of Total Available	$301.3	million
(a)Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of December 31, 2021
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
4Q'21	310	530,000	101,121	$8,693	83
Prior 4Q Avg.	379	190,750	25,132	$3,425	110
3Q'21	349	100,000	19,860	$3,152	108
2Q'21	370	345,000	20,855	$3,487	99
1Q'21	414	156,000	28,493	$2,947	116
4Q'20	383	162,000	31,321	$4,112	117
(a)    Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.
(b)    CSF represents the GSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.
(c)    Represents maximum contracted kW that customers may draw during lease period, and subject to full build out of projects subject to additional conditions. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.
(d)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.7 million in 2Q'21, $0.3 million in 3Q'21, and $0.2 million in 4Q'20, 1Q'21 and 4Q'21.
(e)    Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of December 31, 2021
(Dollars in thousands)
(Unaudited)

(a)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.7 million in 2Q'21, $0.3 million in 1Q'20 and 3Q'21, and $0.2 million in 2Q'20, 3Q'20, 4Q'20, 1Q'21 and 4Q'21.

CyrusOne Inc.
Customer Sector Diversification(a)
As of December 31, 2021
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	13	$238,726	20.0%	84.2
2	Information Technology	8	118,620	9.9%	45.4
3	Information Technology	14	87,138	7.3%	27.9
4	Information Technology	5	60,353	5.0%	30.9
5	Information Technology	10	50,374	4.2%	39.4
6	Information Technology	4	45,179	3.8%	43.9
7	Information Technology	3	22,508	1.9%	23.3
8	Financial Services	1	20,837	1.7%	111.0
9	Healthcare	2	16,431	1.4%	72.0
10	Information Technology	7	16,383	1.4%	26.8
11	Research and Consulting Services	3	14,634	1.2%	10.0
12	Financial Services	2	12,048	1.0%	30.7
13	Financial Services	4	11,697	1.0%	75.4
14	Financial Services	4	11,568	1.0%	77.7
15	Information Technology	1	9,931	0.8%	26.6
16	Telecommunication Services	2	9,369	0.8%	41.0
17	Telecommunication Services	1	8,279	0.7%	71.0
18	Industrials	2	8,086	0.7%	69.4
19	Information Technology	3	7,376	0.6%	29.5
20	Telecommunication Services	7	7,183	0.6%	18.0
			$776,719	64.9%	54.9

(a)Customers and their affiliates are consolidated.
(b)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2021, multiplied by 12. For the month of December 2021, customer reimbursements were $268.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2020 through December 31, 2021, customer reimbursements under leases with separately metered power constituted between 14.9% and 22.5% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2021 was $1,195.9 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(c)Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2021, which was approximately $1,196.3 million.
(d)Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2021, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of December 31, 2021
(Unaudited)

GSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased GSF(c) (000)	Percentage of Portfolio Leased GSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	596	65%	124	2%	$88,723	7%
1000-2499	117	13%	185	3%	47,792	4%
2500-4999	60	6%	216	3%	41,567	3%
5000-9999	45	5%	309	4%	55,016	5%
10000+	102	11%	6,249	88%	963,232	81%
Total	920	100%	7,083	100%	$1,196,329	100%

(a)Represents all leases in our portfolio, including colocation, office and other leases.
(b)Represents the number of customers occupying data center, office and other space as of December 31, 2021. This may vary from total customer count as some customers may be under contract but have yet to occupy space.
(c)Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased GSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(d)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2021, multiplied by 12. For the month of December 2021, customer reimbursements were $268.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2020 through December 31, 2021, customer reimbursements under leases with separately metered power constituted between 14.9% and 22.5% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2021 was $1,195.9 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of December 31, 2021
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total GSF Expiring (000)	Percentage of Total GSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,563	18%
Month-to-Month	2,037	421	5%	$83,809	7%	$83,809	6%
2022	3,628	940	11%	185,338	15%	193,604	15%
2023	1,611	1,220	14%	196,278	16%	206,870	16%
2024	1,268	763	9%	170,177	14%	176,667	14%
2025	216	416	5%	83,635	7%	89,950	7%
2026	183	965	11%	164,455	14%	180,950	14%
2027	57	651	7%	106,539	9%	117,862	9%
2028	32	347	4%	48,550	4%	55,551	4%
2029	8	83	1%	7,225	1%	8,819	1%
2030	10	308	4%	30,211	3%	41,879	3%
2031	13	522	6%	45,387	4%	62,318	5%
2032 - Thereafter	27	447	5%	74,725	6%	83,374	6%
Total	9,090	8,646	100%	$1,196,329	100%	$1,301,653	100%

(a)Leases that were auto-renewed prior to December 31, 2021 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.
(b)Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2021, multiplied by 12. For the month of December 2021, customer reimbursements were $268.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2020 through December 31, 2021, customer reimbursements under leases with separately metered power constituted between 14.9% and 22.5% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2021 was $1,195.9 million. Our annualized effective rent was lower than our annualized rent as of December 31, 2021 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)Represents the final monthly contractual rent under existing customer leases that had commenced as of December 31, 2021, multiplied by 12.